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Exhibit 10.30

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

Altera Corporation (“ALTERA”) and Erik Cleage (“EMPLOYEE”) desire to enter into an agreement providing economic assistance to EMPLOYEE in connection with the termination of his employment and covering other matters relating to the cessation of EMPLOYEE’s employment with ALTERA.

Accordingly, for and in consideration of the commitments set forth herein, EMPLOYEE and ALTERA agree as follows:

1. Elimination of Position. As a result of a reorganization of the marketing functions at ALTERA, EMPLOYEE’s position as Senior Vice President of Marketing is being eliminated. ALTERA agrees to grant EMPLOYEE’s request for a family care leave of absence under the Family and Medical Leave Act beginning November 12, 2004 (“FMLA Leave”). The FMLA Leave will be unpaid and shall end on February 4, 2005. On February 7, 2005 EMPLOYEE will return to work as a part-time employee (working less than 20 hours per week) to work on specified projects for the three-month period ending May 6, 2005 (“Part-Time Period”). Per company policy, EMPLOYEE shall receive reduced employment benefits during the Part-Time Period, including, but not limited to, elimination of health coverage, cessation of ESPP participation, cessation of stock option vesting, and pro-rated vacation accrual. EMPLOYEE’s employment with ALTERA shall cease effective the close of business on May 6, 2005 (“Termination Date”). EMPLOYEE shall not be considered an employee of ALTERA after the Termination Date for any purpose. EMPLOYEE shall have thirty (30) calendar days from the Termination Date to exercise any vested options, unless the thirtieth day falls on a weekend or holiday, in which case EMPLOYEE shall have until the preceding open market day to exercise any vested shares. Thus, EMPLOYEE will have until the close of market on Friday, June 3, 2005 to exercise any vested options. On the Termination Date, EMPLOYEE agrees to execute a full release of claims identical to the release set forth in paragraphs 4 and 5 herein, a copy of which is attached hereto as Exhibit A.

2. Benefits. Subject to the terms of this Agreement, ALTERA agrees to provide EMPLOYEE with the following benefits.

(a) EMPLOYEE shall receive a total of $50,000 for his work during the Part-Time Period, less applicable taxes in accordance with ALTERA’s payroll practices, which will be divided into equal installments on each of ALTERA’s regular paydays during the Part-Time Period. Following the Termination Date, ALTERA shall continue EMPLOYEE’s present rate of pay of $400,000 per year for a period of one (1) year, less applicable taxes in accordance with ALTERA’s payroll practices (“Severance”). The Severance payments shall be made on each of ALTERA’s regular paydays, beginning on the first payday following the Termination Date. Should EMPLOYEE become an employee, officer, or director of or become a consultant to any of the following competitors of ALTERA prior to May 12, 2005, he shall forfeit any remaining Severance payments and all other benefits under this Agreement:

[ * ]

(b) EMPLOYEE shall receive his annual executive bonus for fiscal year 2004, computed in accordance with ALTERA’s standard practice and calculated using 100% of performance to objectives, in February 2005 (or whatever date other eligible employees receive their bonuses). EMPLOYEE shall not be entitled to any bonus for fiscal year 2005; and

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(c) ALTERA agrees to pay for EMPLOYEE’s share of COBRA payments (medical, dental, vision and EAP) for three (3) months beginning on February 5, 2005, provided, however, that if EMPLOYEE becomes eligible for medical insurance coverage from a new employer, ALTERA’s COBRA payments on behalf of EMPLOYEE shall cease. In order to obtain the benefit of ALTERA’s payment of COBRA premiums, EMPLOYEE must first advise ALTERA’s COBRA administrator, SHP, Inc., that he wishes to sign up for COBRA. Contact information for SHP is included in the Benefits information packet that will be provided to EMPLOYEE. EMPLOYEE agrees to advise ALTERA immediately should he obtain new employment within the three-month period encompassing the COBRA payments.

3. Consideration. EMPLOYEE acknowledges that, prior to execution of this Agreement, he was not entitled to receive the benefits and monies paid under Paragraph 2 hereof, and that payments made under this Agreement constitute valid consideration for the release of claims hereunder.

4. Release.

(a) EMPLOYEE, his representatives, heirs, successors, and assigns, do hereby completely release and forever discharge ALTERA, its affiliate and subsidiary corporations, and their shareholders, officers, directors, agents, employees, attorneys, successors, and assigns (referred to hereinafter collectively as “COMPANY”) from all claims, rights, demands, actions, obligations, liabilities, and causes of action of any and every kind, nature, and character whatsoever, known or unknown, which EMPLOYEE may now have or has ever had against the COMPANY including, without limitation, those arising from or in any way connected with the employment of EMPLOYEE by ALTERA or termination thereof, whether based on tort, contract or any federal, state or local law, statute or regulation, including without limitation any claims EMPLOYEE may have under the federal Age Discrimination Act (29 U.S.C. § 621, et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), or the California Fair Employment and Housing Act (Gov’t Code § 12900 et seq.).

(b) EMPLOYEE further agrees that he will not file, nor cause to be filed, in any court or with any governmental agency, any action, claim, or charge against the COMPANY arising from or in any way connected with EMPLOYEE’s employment with ALTERA, including without limitation, the termination thereof.

5. Acknowledgement of Waiver of Claims under ADEA. EMPLOYEE acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. EMPLOYEE acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which EMPLOYEE was already entitled prior to his execution of this Agreement. EMPLOYEE further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has up to forty-five (45) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

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6. Civil Code Section 1542. It is understood and agreed that this is a full and final release covering all known, unknown, anticipated, and unanticipated injuries, debts, claims, or damages to EMPLOYEE which may have arisen or may be connected with the employment of EMPLOYEE by ALTERA or the termination thereof. EMPLOYEE hereby waives any and all rights or benefits that he may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

In that regard, EMPLOYEE hereby acknowledges that he may have sustained losses which are presently unknown or unsuspected, that such damages and other losses as were sustained may give rise to additional complaints, actions, causes of action, claims, demands and debts in the future. Nevertheless, EMPLOYEE acknowledges that this Release has been negotiated and agreed upon in light of this realization and, being fully aware of this situation, EMPLOYEE nevertheless intends hereby to release, acquit and forever discharge the COMPANY from any and all such unknown claims including damages which are unknown or unanticipated.

7. Proprietary Information. Following the Termination Date, EMPLOYEE shall continue to maintain the confidentiality of all confidential and proprietary information of ALTERA and shall continue to comply with the terms and conditions of the Employment, Confidential Information and Invention Assignment Agreement (or any other form of employment or confidentiality agreement) between EMPLOYEE and ALTERA. Employee understands and agrees that he has an obligation to preserve as confidential all proprietary, technical and business information pertaining to ALTERA, its customers, suppliers, distributors, and other companies whose information ALTERA has agreed to keep confidential and to which EMPLOYEE had access during his employment. In addition, EMPLOYEE agrees to promptly return to ALTERA all of ALTERA’s property and confidential and proprietary information in his possession.

8. Confidentiality. EMPLOYEE and ALTERA understand and agree that this Agreement, and each and every provision hereof, is confidential and shall not be disclosed by either party to any person (including employees of ALTERA not having a need to know as defined in the sole discretion of ALTERA), firm, organization or entity, of any and every type, public or private, for any reason, at any time, without the prior written consent of the other party, unless required by law. This Paragraph shall be deemed a material term of this Agreement and shall survive the expiration date of its operative terms.

9. Non-Disparagement. EMPLOYEE agrees to refrain from any disparagement, defamation, or slander of ALTERA, or tortious interference with the contracts and relationships of ALTERA.

10. No Admission of Liability. It is understood and agreed that the furnishing of the consideration of this Agreement shall not be deemed or construed at any time or for any purpose as an admission of liability by ALTERA. Liability for any and all claims is expressly denied by ALTERA.

11. Entire Agreement. EMPLOYEE and ALTERA agree that they have had the opportunity to be represented in the negotiation of this Agreement by individuals of their own choosing, that they

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have read the Agreement and fully understand its legal effect, that the Agreement contains all of the promises and represents the entire agreement that they have made, and that they are entering into this Agreement freely and not on the basis of promises which are not stated in this Agreement. EMPLOYEE specifically acknowledges that he has been advised to consult an attorney regarding the terms of this Agreement.

12. Effective Date. This Agreement is effective seven (7) days after it has been signed by both parties.

13. Severability. In the event any term of this Agreement shall be found to be null or void, the remaining terms shall continue to have full force and effect.

14. Governing Law. This Agreement shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

ERIK CLEAGE	ALTERA CORPORATION

/s/ Erik Cleage	By:	/s/ John Daane
John Daane
President and Chief Executive Officer

Date:	Date:

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EXHIBIT A

SUPPLEMENTAL RELEASE OF CLAIMS

Altera Corporation (“ALTERA”) and Erik Cleage (“EMPLOYEE”) hereby enter into this Supplemental Release of Claims as agreed by the parties in the Separation Agreement and General Release of Claims executed by EMPLOYEE on February 4, 2005.

1. Release.

(a) EMPLOYEE, his representatives, heirs, successors, and assigns, do hereby completely release and forever discharge ALTERA, its affiliate and subsidiary corporations, and their shareholders, officers, directors, agents, employees, attorneys, successors, and assigns (referred to hereinafter collectively as “COMPANY”) from all claims, rights, demands, actions, obligations, liabilities, and causes of action of any and every kind, nature, and character whatsoever, known or unknown, which EMPLOYEE may now have or has ever had against the COMPANY including, without limitation, those arising from or in any way connected with the employment of EMPLOYEE by ALTERA or termination thereof, whether based on tort, contract or any federal, state or local law, statute or regulation, including without limitation any claims EMPLOYEE may have under the federal Age Discrimination Act (29 U.S.C. § 621, et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), or the California Fair Employment and Housing Act (Gov’t Code § 12900 et seq.).

(b) EMPLOYEE further agrees that he will not file, nor cause to be filed, in any court or with any governmental agency, any action, claim, or charge against the COMPANY arising from or in any way connected with EMPLOYEE’s employment with ALTERA, including without limitation, the termination thereof.

2. Acknowledgement of Waiver of Claims under ADEA. EMPLOYEE acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. EMPLOYEE acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which EMPLOYEE was already entitled prior to his execution of this Agreement. EMPLOYEE further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has up to forty-five (45) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

3. Civil Code Section 1542. It is understood and agreed that this is a full and final release covering all known, unknown, anticipated, and unanticipated injuries, debts, claims, or damages to EMPLOYEE which may have arisen or may be connected with the employment of EMPLOYEE by ALTERA or the termination thereof. EMPLOYEE hereby waives any and all rights or benefits that he may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

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In that regard, EMPLOYEE hereby acknowledges that he may have sustained losses which are presently unknown or unsuspected, that such damages and other losses as were sustained may give rise to additional complaints, actions, causes of action, claims, demands and debts in the future. Nevertheless, EMPLOYEE acknowledges that this Release has been negotiated and agreed upon in light of this realization and, being fully aware of this situation, EMPLOYEE nevertheless intends hereby to release, acquit and forever discharge the COMPANY from any and all such unknown claims including damages which are unknown or unanticipated.

4. Effective Date. This Agreement is effective seven (7) days after it has been signed by both parties.

5. Governing Law. This Agreement shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

ERIK CLEAGE	ALTERA CORPORATION

By:
John Daane
President and Chief Executive Officer

Date:	Date: